UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2013

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 1, 2013, CoreLogic, Inc. (the "Company") announced that it had entered into a definitive agreement to acquire Marshall & Swift / Boeckh, DataQuick Information Systems and the credit and flood services operations of DataQuick Lender Solutions (the "Acquisition"). In connection with the Acquisition, on September 9, 2013, the Company received a request for additional information and documentary material (the “second request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the FTC's review of the Acquisition. The second request extends the waiting period imposed by the Hart−Scott−Rodino Antitrust Improvements Act of 1976 until 30 days after the Company and sellers have substantially complied with the second request unless that period is extended voluntarily by the parties or terminated sooner by the FTC. The Company has been working, and will continue to work, cooperatively with the FTC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	September 9, 2013	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary